Exhibit 16.1 KEMPISTY & COMPANY CERTIFIED PUBLIC ACCOUNTANTS, P.C. 15 MAIDEN LANE – SUITE 1003 – NEW YORK, NY 10038 – TEL (212) 406-7CPA (7272) – FAX (212) 513-1930

March 12, 2010

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C.  20549

Gentlemen:

We have read Item 4.01 of Form 8-K/A dated March 12, 2010 of Henix Resources Inc. and are in agreement with the statements contained therein as it pertains to our firm.

We have no basis to agree or disagree with any other statements of the Registrant contained in item 4.01.

Very truly yours,

KEMPISTY & COMPANY CPAs PC
Kempisty & Company
Certified Public Accountants, P.C.